UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

Date of Report (Date of earliest event reported):     July 28, 2015

ERF WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

     2911 South Shore Blvd., Suite 100, League City, Texas 77573
(Address of principal executive offices )         (Zip Code)

          (281) 538-2101
Registrant's telephone number, including area code

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – Financial Information

ITEM 2.04.   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The registrant, ERF Wireless, Inc. is referred to herein as "we", "our" or "us".

On or about July 28, 2015, we received default notices from Legacy Laser Services LLC, Dakota Capital Fund LLC, and WISPer Ventures Leasing LLC.  These accelerations or increase in direct financial obligations are detailed below.

(a)        Legacy Laser Services LLC:

(1)        The date of the triggering event cannot be accurately determined as the default resulted from the aggregation of a series of delayed or missed monthly payments beginning in February 2015. The Legacy Laser Services Lease is a capital equipment financing lease with three separate lease schedules: (a) a lease schedule initiated on May 15, 2013, in the amount of $96,753.00; (b) a lease schedule initiated on May 20, 2013, in the amount of $51,250.00; and (c) a lease schedule initiated on August 22, 2013, in the amount of $55,000.00.

(2)        The triggering event is our inability to keep the monthly payments of the lease schedules current with the first payment being missed in February 2015 and in subsequent months.

(3)        The amount of the direct financial obligation, as increased, is the full amount of the current balance of each of the three lease schedules which totals approximately $174,491.00

(4)        The default of the Legacy Services LLC lease schedules may trigger other material obligations in our other secured creditors in an amount that is undetermined at this time.

(b)        Dakota Capital Fund LLC:

(1)        The date of the triggering event cannot be accurately determined as the default resulted from the aggregation of a series of delayed or missed monthly interest payments beginning in January 2015. The Dakota Capital Fund LLC Note default is for an original loan of $3,000,000 to us on October 31, 2011, with modification on September 30, 2014, to require interest-only payments for one year, at which time the full balance of $1,309,225.26, plus any unpaid interest and fees, will be due.

(2)        The triggering event is our inability to keep the monthly interest payments of the lease schedules current with the first payment being missed in January 2015 and in subsequent months.

(3)        The amount of the direct financial obligation, as increased, is the full amount of the current balance of $1,309,225.26 plus interest, attorney's fees, and a loan restructuring fee resulting in a total due of $1,548,852.52

(4)        The default of the Dakota Capital Fund LLC loan may trigger other material obligations in our other secured creditors in an amount that is undetermined at this time.

(c)        WISPer Ventures Leasing LLC:

(1)        The date of the triggering event cannot be accurately determined as the default resulted from the aggregation of a series of delayed or missed monthly payments beginning in July 2015 as well as other default conditions alleged on the part of WISPer Ventures Leasing LLC but currently contested by us.  The WISPer Ventures Leasing facility is a Senior Credit Facility of $2,500,000.00 of which two lease schedules have been initiated since its inception.  The first lease schedule is for $403,000.00 and was initiated on October 30, 2014.  The second lease schedule is for $1,250,435.00 and was initiated November 26, 2014.  The total amount provided under the two lease schedules as of the date of this 8-K is $1,653,435.00.   Since the beginning payment schedule of the two lease schedules, beginning February 1, 2015, and until July 1, 2015, there has been a total of $345,041.00 of payments by us toward the combined two lease schedules.

(2)        The triggering event is our inability to keep the monthly lease payments of the lease schedules current and on time with the first payment being partially missed in July 2015.  Other payments have all been made but some were paid late.

(3)        We believe the amount of the direct financial obligation, as increased, is the full amount of the combined current remaining balance of the two lease schedules which totals approximately $1,308,394.00 plus late fees and penalty.  We have been advised by WISPer Ventures Leasing that, under the terms of the lease, the full $2,500,000.00 master lease amount is due under a default.  We are not in agreement with that interpretation of the master lease.

(4)        The default of the WISPer Ventures Master Lease may trigger other material obligations in our other secured creditors in an amount that is undetermined at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.
By:	/s/ H. Dean Cubley
Dr. H. Dean Cubley
Chief Executive Officer

July 30, 2015